Exhibit 10.15

EXECUTION COPY

DEED OF CHARGE AND ASSIGNMENT

dated September 28, 2004

between

DONEGAL RECEIVABLES PURCHASING LIMITED,

as the Company

and

COöPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH,

as Agent

SCHEDULE 1:	Notification in Respect of Charged Obligations Documents

SCHEDULE 2:	Notice of Assignment of Blocked Accounts

i

THIS DEED OF CHARGE AND ASSIGNMENT is entered into on September 28, 2004

BETWEEN

(1)	DONEGAL RECEIVABLES PURCHASING LIMITED whose registered number is 346837 and whose registered office is at 5 Harbourmaster Place, IFSC, Dublin 1 (the “Company”);

(2)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH, of Thames Court, One Queenhithe, London EC4V 3RL (the “Agent” which expression shall include such company and all of its successors and assigns as agent);

WHEREAS

(A)	The Company has entered into or shall enter into certain Transaction Documents (such and other capitalised terms being used herein with the meanings provided in Clause 1).

(B)	It is a precondition to the effectiveness of the Receivables Funding Agreement that the Company enters into this Agreement and grants security to the Agent for the benefit of the Secured Parties upon the terms and conditions set out herein in relation to certain of the Company’s obligations arising under certain of the Transaction Documents.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1.	DEFINITIONS

1.1.	In this Deed (which expression shall include the Schedules hereto) except so far as the context otherwise requires:

“Act” means the Conveyancing and Law of Property Act, 1881;

“Antilles Blocked Account Agreement” means the Blocked Account Agreement dated on or about the date hereof by and among (1) the Company, as owner, (2) the Agent, (3) MAI and (4) the Antilles Blocked Account Bank;

“Antilles Blocked Account Bank” means ING Bank Curacao branch;

“Antilles Purchase and Sale Agreements” means the Purchase and Sale Agreements by and among each of (i) Irvita Plant Protection N.V., (ii) Quena Plant Protection N.V., (iii) Celsius Property B.V., acting through Irvita Plant Protection, its branch in the Netherlands Antilles and (iv) Fahrenheit Holding B.V., acting through Quena Plant Protection, its branch in the Netherlands Antilles, on the one hand and the Company on the other.

“Charged Property” means the property secured pursuant to Clauses 3, 4 and 5;

“Charged Obligation Documents” has the meaning provided in Clause 1.3;

“Charged Obligors” means all parties to any of the Charged Obligation Documents having obligations whether present, future, actual or contingent to the Company, pursuant to any such document;

“Enforcement Notice” means a written notice denominated as such delivered by the Agent to the Company following the occurrence of an Event of Default pursuant to Section 6.1 of the Receivables Funding Agreement;

“German Purchase and Sale Agreement” means the Receivables Purchase and Sale Agreement by and between Feinchemie Shebda GmbH (the “German Originator”), as seller, and the Company, as purchaser;

“German Security” has the meaning provided in Clause 4.1;

“German Security Assets” has the meaning provided in Clause 4.1;

“MAI” means Makhteshim Agan Industries Ltd., a company incorporated in the State of Israel;

“Master Definitions Schedule” has the meaning provided in Clause 1.9;

“powers” in relation to the Agent and any Receiver, means their respective powers, discretions, authorities and rights under these presents or the general law;

“purchaser” has the meaning given to it by Section 2 of the Act and includes any person dealing (including any person acquiring, for money or money’s worth, any Security Interest over, or any other interest or right whatsoever in relation to, the Charged Property) in good faith;

“Receiver” means any receiver appointed by the Agent pursuant to Clause 12.1 or 12.2;

“Receivables Funding Agreement” means that certain Receivables Funding Agreement dated as of September 28, 2004 by and among the Company, as Borrower, Erasmus Capital Corporation, as CP Lender, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, as Agent and Administrator;

“Security Interest” means any mortgage, sub-mortgage, charge, sub-charge, assignment by way of security, pledge, lien, right of set-off or encumbrance or security interest whatsoever, howsoever created or arising or other right or claim in, of or on any Person’s assets or properties in favour of any other Person including any instrument filed against such persons, assets or properties;

“these presents” and “this Deed” means this Deed and any deed executed in accordance with this Deed or expressed to be supplemental hereto; and

“Transaction Documents” has the meaning provided in the Master Definitions Schedule (as defined below).

1.2.	References herein to the Company, the Agent, the Receiver and each of the Secured Parties include references to their successors and persons deriving title under or through them respectively.

1.3.	Where reference is made in this Deed to:

(a)	the Receivables Funding Agreement;

(b)	the Liquidity Agreement;

(c)	the Parent Undertaking Agreement;

(d)	the Subordinated Loan Agreement;

(e)	the Servicing Agreement;

(f)	the Deed of Release and Termination;

(g)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Agan Aroma and Fine Chemicals, Ltd;

(h)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Agan Chemical Marketing, Ltd;

(i)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Agan Chemical Manufacturers, Ltd;

(j)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Chemical Works, Ltd;

(k)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Prizma Industrial, Ltd;

(l)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Quena Plant Protection N.V.;

(m)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Irvita Plant Protection N.V.;

(n)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Celsius Property B.V. trading through Irvita Plant Protection, its Netherlands Antilles branch;

(o)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Fahrenheit Holdings B.V. trading through Quena Plant Protection, its Netherlands Antilles branch;

(p)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Aragonesas Agro S.A.;

(q)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Agan Espana S.A.;

(r)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Agan of North America, Inc.;

(s)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Agan France;

(t)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Feinchemie Schebda GmbH;

(u)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim-Agan (UK) Limited;

(v)	the Blocked Account Agreement dated September 28, the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Bank Leumi Le Israel BM;

(w)	the Blocked Account Agreement dated on or about September 28, the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Banco Sabadell;

(x)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and La Caixa;

(y)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Banesto;

(z)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Banco Bilbao Vizcaya Argentina;

(aa)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and ING Bank N.V. Curacao Branch;

(bb)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Bank Leumi USA;

(cc)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Bank Leumi (UK) plc;

(dd)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Dresdner Bank; and

(ee)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Société Générale.

(together the “Charged Obligation Documents”) the provisions to which reference is made shall be deemed to be included in this Deed to the extent necessary to give effect thereto.

1.4.	The Clause headings in this Deed shall not affect its interpretation and references to Clauses and Schedules shall, unless the context otherwise requires, be to Clauses of and schedules to this Deed.

1.5.	Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

1.6.	For the avoidance of doubt, but subject to Clause 11, references to the Agent in this Deed are to it acting in its capacity as Agent under these presents for the Secured Parties and each of them, as the case may require.

1.7.	Any reference herein to an enactment is a reference to it as already amended and includes a reference to any repealed enactment which it may re-enact, with or without amendment, and to any future re-enactment and/or amendment of it.

1.8.	Any reference herein to any agreement or other document shall be deemed to refer to such agreement or document as modified, amended, restated, supplemented and/or replaced from time to time.

1.9.	Terms defined in a Master Schedule of Definitions, Interpretations and Construction of even date herewith and signed by, inter alia, the parties hereto (the “Master Definitions Schedule”) shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein. The principles of interpretation set forth in Sections 1.4 of the Schedule of Definitions shall also apply to this Agreement as if fully set forth herein.

2.	THE COMPANY COVENANTS TO PAY

The Company acknowledges to the Agent the Company’s liability in respect of the Secured Obligations and further covenants with and undertakes to the Agent (for its own account and on trust for the other Secured Parties) that it shall duly and punctually pay and discharge:

(a)	all monies and liabilities whatsoever which from time to time become due, owing or payable by the Company:

(i)	to the order of the Agent and/or any Receiver under this Deed or any of the other Transaction Documents, at the times and in the manner provided herein or therein;

(ii)	to the Agent on any account whatsoever, whether as principal or surety and whether or not directly with another; and

(b)	all monies and liabilities whatsoever which from time to time become due, owing or payable by the Company to each of the other Secured Parties in accordance respectively with each of the other Transaction Documents.

3.	NETHERLANDS ANTILLES SECURITY

3.1.	The Company hereby agrees to create and hereby creates and the Agent hereby agrees to accept and hereby accepts, in accordance with Netherlands Antilles law a first priority disclosed right of pledge over all of the Company’s present and future monetary claims (vorderingen tot betaling van een geldsom) vis-à-vis the Antilles Account Banks in respect of the Antilles Blocked Accounts, including for the avoidance of doubt all sums of money which may now be or hereafter are from time to time standing to the credit of the Antilles Blocked Accounts together with all interest accruing from time to time thereon and the debts represented thereby, as security for the Secured Obligations in favour of the Agent. The Account Banks will be notified of the pledge created hereby through the Antilles Blocked Account Agreements.

3.2.	In accordance with article 3:246(1) of the Netherlands Antilles Civil Code the Agent shall have the power and authority to collect all monies standing to the credit of such Antilles Blocked Accounts, now or in the future for as long as the pledge created hereby is in place, all in accordance with the Antilles Blocked Account Agreements and the other Transaction Documents, provided however, that the Agent hereby authorises the Purchaser in accordance with article 3:246(4) of the Netherlands Antilles Civil Code to collect all monies standing to the credit of such Antilles Blocked Accounts, until the Agent has notified the Blocked Account Banks and the Purchaser in accordance with Section 3.3(a) of the Receivables Servicing Agreement.

3.3.	The Company hereby agrees to create and hereby creates and the Agent hereby agrees to accept and hereby accepts, in accordance with Netherlands Antilles law, a first priority non-disclosed right of pledge over all of the Company’s present and future Antilles Receivables (including for the avoidance of doubt all Related Security and other Affected Assets sold and assigned to the Company under the Purchase and Sale Agreements and any transaction or agreement contemplated thereby) as security for the Secured Obligations in favour of the Agent. The Company shall within ten (10) days of the date hereof register this document with the Unit for Registration and Succession (Eenheid voor registratie en successie) of the relevant tax authority.

3.4.	As long as the pledge created pursuant to Clause 3.3 has not been notified to the obligors of the Antilles Receivables, the Company shall continue to collect all payments to be made by such obligors in connection with the Antilles Receivables in accordance with and in the manner provided for in the other Transaction Documents, (which, for the avoidance of doubt, payment shall constitute a good discharge by the person making the payment) until receipt by such Obligor of express written notice from the Agent notifying the obligor of the pledge created pursuant to Clause 3.3.

4.	GERMAN SECURITY

4.1.	The Company hereby assigns and transfers by way of security (Sicherungsabtretung) to the Agent for the benefit of the Secured Parties all present and future rights (including non-ancillary (selbständige) and ancillary (unselbständige) rights to determine the legal relationship (Gestaltungsrechte), including termination rights (Kündigungsrechte)), claims and interests of the Company:

(a)	in and to all present and future German Receivables (including, for the avoidance of doubt, all Related Security and other Affected Assets sold and assigned to the Company under the relevant Purchase and Sale Agreements); and

(b)	against each German Originator pursuant to or in connection with the German Purchase and Sale Agreement and any transaction or operation contemplated thereby;

(collectively, the “German Security” and the assets, rights, claims and interests of the Company therein, the “German Security Assets”).

4.2.	The Agent hereby accepts the assignment and the transfer of the German Security hereunder.

4.3.	To the extent that the German Security is in existence on the date of this Agreement, the German Security shall pass over to the Agent on execution of this Agreement, and any future German Security shall directly pass over to the Agent at the date such German Security arises.

4.4.	To the extent that title to any of the German Security Assets cannot be transferred by mere agreement between the Company and the Agent as effected in Clauses 4.1 to 4.4, the Company and the Agent agree that:

(a)	any transfer of possession (Übergabe) necessary to transfer title in or to any German Security Assets, in particular, in relation to cheques or bills of exchange is hereby replaced by the Company holding such instruments of debt or other movables in custody for the Agent free of charge (unentgeltliche Verwahrung) or, insofar as the Company has no direct possession (unmittelbaren Besitz) of any German Security Assets, by the Company assigning hereby to the Agent all claims for return against the relevant persons who are in actual possession of such instrument or movable and, as the case may be, all other persons having indirect possession (mittelbaren Besitz) of such German Security Assets;

(b)	any notice to be given in order to effect transfer of title in or to the German Security Assets shall immediately be given by the Company in such form as the Agent requires and the Company hereby agrees that if it fails to give such notice, the Agent is hereby irrevocably authorised to give such notice on behalf of the Company but any notice may only be given upon the occurrence of an Event of Default; and

(c)	any other act or thing necessary or, in the opinion of the Agent, desirable (including any consent to be obtained or notification to be given or registration to be effected under any applicable law) to perfect a first priority security interest of the Agent for the benefit of the Secured Parties in the German Security shall be immediately done and effected by the Company upon occurrence of an Event of Default at its own cost.

5.	GENERAL SECURITY

5.1.	Contractual and Other Rights

The Company, by way of a first fixed security for the payment or discharge of the Secured Obligations, as beneficial owner and subject to the proviso for redemption hereinafter contained, HEREBY ASSIGNS AND AGREES TO ASSIGN to the Agent all its right, title, interest and benefit present and future in, to and under the Charged Obligation Documents (except to the extent of the security created under the laws of the Netherlands and Germany by Clauses 3 and 4 above, respectively) and all other contracts, agreements, deeds and documents, present and future, to which the Company is or may become a party, other than this Deed, including all rights to receive payment of any amounts which may become payable to the Company thereunder, all payments received by the Company thereunder, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain other relief in respect thereof TO HOLD the same unto the Agent absolutely for the Agent on trust for itself, and subject to the terms of these presents, for the Secured Parties.

Notwithstanding such assignment each of the parties hereto (other than the Company) agrees with the Company that the Charged Obligors may continue to make all payments becoming due to the Company under any of the Charged Obligation Documents direct to the Company in the manner envisaged by the Transaction Documents (which payment shall constitute a good discharge by the person making the payment) until receipt of express written notice from the Agent or the Receiver requiring such payments to be made elsewhere.

5.2.	Bank Accounts

The Company, by way of further first fixed security for the payment or discharge of the Secured Obligations, as beneficial owner and subject to the proviso for redemption hereinafter contained, HEREBY CHARGES AND AGREES TO CHARGE to the Agent all the Company’s right, title, benefit and interest present and future in, to and under each Blocked Account and all sums of money which may now be or hereafter are from time to time standing to the credit of each Blocked Account (except to the extent the Dutch Blocked Accounts have been charged pursuant to Clause 3), together with all interest accruing from time to time thereon and the debts represented thereby and the benefit of all covenants relating thereto and all powers and remedies for enforcing the same TO HOLD the same unto the Agent absolutely for the Agent on trust, for itself and, subject to the terms of these presents, for the Secured Parties.

5.3.	Floating Charge

The Company, by way of further security for the payment or discharge of the Secured Obligations, as beneficial owner and subject to the proviso for redemption hereinafter contained HEREBY CHARGES by way of first floating charge to the Agent, the whole of its undertaking and all its property and assets, except for the assets specifically secured by means of fixed charge above or otherwise assigned by way of security by this Deed, present and future, TO HOLD the same unto the Agent absolutely for the Agent on trust, for itself and, subject to the terms of these presents, for the Secured Parties.

5.4.	No Transfer of Obligations

Notwithstanding anything else in this Deed, it is hereby agreed that the Agent does not assume, nor shall the Agent be obliged to perform, any obligations of any other party to this Deed and nothing herein shall be construed so as to transfer any of such obligations to the Agent.

5.5.	Notification of Assignment

Upon execution of this Deed, the Company shall deliver to the Agent the notification letters substantially in the form of Schedule 1 in relation to each Charged Obligation Document and in the form of Schedule 2 in relation to each Blocked Account. The Company hereby irrevocably authorises the Agent to deliver such notifications to the relevant addresses and to instruct the recipient thereof to act in accordance with the terms set out therein and acknowledge the receipt of such notifications in writing.

6.	REDEMPTION AND RELEASE

Upon proof being given to the satisfaction of the Agent as to the full and final payment or discharge by the Company of all the Secured Obligations, the Agent will at the request and cost of the Company release, re-convey, re-transfer or re-assign (as appropriate) the Charged Property to the Company or other person entitled thereto, of whom the Agent has notice, provided that no assurance, security, payment or other disposition which may be avoided or must be repaid under any enactment or provision relating to bankruptcy or under the Taxes Consolidation Act, 1997 and no release, settlement or discharge given or made by the Agent on the faith of any such assurance, security, payment or other disposition, shall prejudice or affect the right of the Agent to enforce the security constituted hereby or pursuant hereto in respect of the full extent of the monies and liabilities hereby secured. It is hereby agreed that such security shall be deemed to have been and to have remained held by the Agent as and by way of security for the payment to or to the order of the Agent of all or any sums which may become due and owing to or to the order of the Agent in respect of the monies and liabilities hereby secured. The cost of any release, re-assignment, re-assignation or re-transfer of the Charged Property to the Company or such other person referred to herein shall be borne by the Company.

7.	RESTRICTIONS ON EXERCISE OF CERTAIN RIGHTS; BANK ACCOUNTS

7.1.	Each of the Secured Parties hereby agrees with the Agent that, subject to the proviso to this Clause 7.1:

(a)	such Secured Party shall not be entitled to take, and shall not take, any steps whatsoever to enforce the security created by or pursuant to Clauses 3, 4 and 5 or to direct the Agent to do so; and

(b)	such Secured Party shall not be entitled to take, and shall not take, or join any other person in instigating against the Company any steps (including the exercise of any right of set-off or other right of deduction) for the purpose of recovering any of the Secured Obligations owing to it or any other debts whatsoever owing to it by the Company or procuring the winding-up, arrangement, re-organisation, bankruptcy, insolvency, examination or liquidation of the Company or the making of a court protection order in relation to the Company in respect of any of its liabilities whatsoever;

provided that if the Agent, having become bound to do so, fails to take any steps or proceedings to enforce such security pursuant to Section 6.2 or 6.3 of the Receivables Funding Agreement and Clause 11 or 12 hereof within a reasonable time, and such failure is continuing, the Secured Parties shall be entitled to take any such steps and proceedings as they shall deem necessary to enforce the Charged Property, subject to Clause 21; and

7.2.	No payments may be made out of any of the Blocked Accounts without the prior written approval of the Agent, except as provided in the Blocked Accounts Agreements and the Servicing Agreement.

8.	UPON ENFORCEMENT

8.1.	Notwithstanding the security rights created by or pursuant to this Deed, the Agent and each of the Secured Parties hereby agrees, and the Company concurs, that upon the occurrence or declaration (as the case may be) of an Event of Default in accordance with Section 6 of the Receivables Funding Agreement:

(a)	no amount may be withdrawn from any of the Blocked Accounts, except to the extent that it is applied in accordance with the order of priorities set out in Clause 8.3 or as otherwise permitted by the provisions of this Deed that are applicable after the occurrence or declaration (as the case may be) of an Event of Default in accordance with Section 6 of the Receivables Funding Agreement; and

(b)	if not already so converted, the Agent may, by notice in writing to the Company, for the benefit of itself and the Secured Parties convert any charge created by Clause 5 which is a floating charge into a specific fixed charge of the assets then secured thereby.

8.2.	Notwithstanding the security rights created by or pursuant to this Deed, the Agent and each of the Secured Parties hereby agrees, and the Company concurs, that any monies whatsoever recovered by each of them or on their behalf whether by the Agent or otherwise after the occurrence or declaration (as the case may be) of an Event of Default in accordance with Section 6.1 of the Receivables Funding Agreement, shall be applied in accordance with the order of priorities set out in Clause 8.3.

8.3.	The order of priorities referred to in Clauses 8.1 and 8.2 is as follows:

(a)	first, in or towards satisfaction of the remuneration then payable to any Receiver appointed by the Agent and any costs, charges, liabilities and expenses (including any VAT) then incurred by such Receiver;

(b)	second, in or towards satisfaction of the remuneration then payable to the Agent and any costs, charges, liabilities and expenses (including any VAT) incurred by the Agent under this Deed or under the Receivables Funding Agreement and/or any of the Transaction Documents or any of them together with interest as provided therein;

(c)	third, in or towards discharge of the Secured Obligations in the manner and pursuant to the order of priorities set forth in Article IV of the Servicing Agreement; and

(d)	finally, to the Company or any other person entitled thereto.

9.	CONTINUANCE OF SECURITY

9.1.	Without prejudice to the generality of the foregoing, the Security Interests created by and covenants and provisions contained in this Deed shall remain in force as a continuing security to the Agent (for itself and on trust for the Secured Parties) notwithstanding any intermediate payment, settlement of account or any other act, event or matter whatsoever, except only the execution by or on behalf of the Agent under seal of an absolute and unconditional release or the execution by or on behalf of the Agent of a receipt for all (and not part only) of the Secured Obligations, which receipt the Agent is hereby authorised to execute on behalf of all of the Secured Parties.

9.2.	In relation to the Agent’s duties, obligations and responsibilities as Agent of the Secured Creditors in relation to the Charged Property and under or in connection with these presents, the Agent and the other Secured Parties hereby agree, and the Company concurs, that the Agent shall discharge these by performing and observing its duties, obligations and responsibilities as Agent of the Secured Parties in accordance with the provisions of, and subject to the provisions in favour of the Agent contained in, these presents and the Transaction Documents and the Secured Parties shall accordingly be bound by, and deemed to have notice of, all of the provisions of these presents and the Transaction Documents.

9.3.	All the provisions of the Receivables Funding Agreement relating to the exercise by the Agent of its powers, trusts, authorities, duties, rights and discretions shall apply, mutatis mutandis, to the discharge by the Agent of its powers, trusts, authorities, duties, rights and discretions under this Deed.

9.4.	Each of the Secured Parties (other than the Agent) acknowledges that the Agent shall not be bound to take any steps or institute any proceedings after the occurrence or declaration (as the case may be) of an Event of Default in accordance with Section 6 of the Receivables Funding Agreement or to take any other action to enforce the security constituted by this Deed unless the Agent shall have been indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, interest charges, damages and expenses which it may incur by so doing.

10.	EXPENSES

10.1.	The Company further covenants with and undertakes to the Agent to reimburse, pay or discharge (on the basis of a full indemnity) all costs, charges, liabilities and expenses reasonably incurred by the Agent, the Receiver or any attorney, manager, agent or delegate appointed by the Agent under this Deed, the Receivables Funding Agreement or any of the other Transaction Documents in connection with:

(a)	the preparation, execution, registration or perfecting of this Deed or any other document relating hereto;

(b)	the carrying out of the trusts and duties under or in connection with this Deed and the Receivables Funding Agreement or any other of the Transaction Documents;

(c)	the exercise, or the attempted or purported exercise, or the consideration of the exercise, by or on behalf of the Agent or the Receiver of any of the powers of the Agent or the Receiver; and

(d)	any other action taken by or on behalf of the Agent or the Receiver with a view to or in connection with the recovery of the Secured Obligations from the Company or any other person or the enforcement of the security for the Secured Obligations, together in each case with Value Added Tax or similar tax charged or chargeable in respect thereof.

10.2.	the Company covenants with and undertakes to each of the Agent, the Secured Parties and the Receiver to pay the amounts payable under this Clause 10 or, in the case of remuneration and fees payable to the Agent under the Receivables Funding Agreement, on the due dates for payment thereof, with interest as well after as before judgment at the rate of two per cent per annum above the Base Rate applicable to the Currency in which such amounts are denominated from the date on which they were paid, charged or incurred by the Agent, any Secured Party or the Receiver (as the case may require) or, in the case of remuneration and fees payable to the Agent as aforesaid, the due date for payment thereof, until payment, as well after as before any judgment in accordance with the provisions of Clause 8.2.

11.	THE AGENT’S POWERS

11.1.	Section 20 of the Act shall not apply to this Deed and forthwith after the occurrence or declaration (as the case may be) of an Event of Default in accordance with Section 6.1 of the Receivables Funding Agreement the Security created by this Deed shall become immediately enforceable and the powers conferred by the Act and this Deed immediately exercisable without the restrictions contained in the Act.

11.2.	The provisions of the Act relating to the power of sale are hereby extended as if such extensions were contained in the Act and the exercise of the statutory power of sale conferred on mortgagees by the Act shall be free from the restrictions imposed by Sections 19 and 20 of the Act which shall not apply to this Deed, but without limiting the Agent’s power to enter into possession of the Charged Property or into receipt of the income therefrom or the Agent’s other rights, subject to compliance with any specific restrictions imposed on the Agent in these presents, to authorise the Agent at its absolute discretion, subject as aforesaid, and upon such terms as it may think fit:

(a)	to dispose of the Charged Property, or any interest in the same, whether for cash or for shares, debentures or any other securities whatsoever, and whether for immediate payment or in consideration of an agreement to pay all or part of the purchase price in respect of such disposal at a later date or dates, or an agreement to make periodical payments, whether or not any such agreement is secured by a Security Interest or a guarantee, or for such other consideration whatsoever as the Agent may think fit, and also to grant any option to purchase, and to effect exchanges (and nothing shall preclude any such disposal being made to any person the Agent thinks fit, including the Secured Parties or any person associated with any of them);

(b)	with a view to, or in connection with, the disposal of the Charged Property, to carry out any transaction, scheme or arrangement which the Agent may, in its absolute discretion, consider appropriate;

(c)	to take possession of, get in and collect the Charged Property;

(d)	to carry on and manage or concur in managing the business of the Company;

(e)	to appoint and engage employees, managers, agents and advisers (and nothing shall preclude the appointment or engagement by the Secured Parties or any person associated with any of them) upon such terms as to remuneration and otherwise for such periods as it may determine, and to dismiss them;

(f)	in connection with the exercise, or the proposed exercise, of any of its powers or in order to obtain payment of its remuneration or reimbursement of its expenses (in each case, whether or not already due), to borrow or raise money from any person, without security or on the security of the Charged Property (either in priority to this security or otherwise) and generally in such manner and on such terms as it may think fit;

(g)	to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning the Charged Property;

(h)	to transfer all or any of the Charged Property and/or of the liabilities of the Company to any other company or body corporate, whether or not formed or acquired for the purpose and whether or not a subsidiary or associated company of the Agent, the Secured Parties or a company or body corporate in which the Agent, or any Secured Creditor has an interest;

(i)	to call up all or any portion of the uncalled capital (if any) for the time being of the Company;

(j)	generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Charged Property which it may consider expedient as effectually as if it were solely and absolutely entitled to the Charged Property;

(k)	in connection with the exercise of any of its powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Company or otherwise, as it may think fit, all documents, acts or things which it may consider appropriate; and

(l)	to pay and discharge out of the profits and income of the Charged Property and the monies to be made by it in carrying on any such business as aforesaid the expenses incurred in and about the carrying on and management of any such business as aforesaid or in the exercise of any of the powers conferred by this Clause 11.2 or otherwise in respect of the Charged Property and all outgoings which it shall think fit to pay and to apply the residue of the said profits, income or monies in the manner provided by Clause 8.3.

11.3.	The Agent and any Receiver appointed by the Agent may delegate all or any of the powers hereby or by any statute conferred upon it or him to such person or persons as it or he may in its or his absolute discretion (including the power to sub-delegate) think fit and will not be under any obligation to supervise such delegate or, provided that the Agent or Receiver shall have exercised care in the selection of such delegate, be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

11.4.	The powers conferred by this Deed in relation to the Security or any part thereof on the Agent or on any Receiver of the Charged Property or any part thereof shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers under the Act and where there is any ambiguity or conflict between the powers contained in the Act and those conferred by this Deed the terms of this Deed shall prevail.

11.5.	All provisions of the Transaction Documents relating to the exercise by the Agent of its powers, trusts, authorities, duties, rights and discretions shall apply, mutatis mutandis and subject to Clause 21.2, to the discharge by the Agent of its powers, trusts, authorities, duties, rights and discretions under this Deed.

12.	RECEIVER

12.1.	At any time after the Charged Property subject to this Deed becomes enforceable or after any application is made for the appointment of a liquidator or examiner in relation to the Company, the Agent may appoint such person or persons (including an officer or officers of the Agent) as it thinks fit to be receiver or receivers of the Charged Property or any part or parts thereof.

12.2.	The Agent may remove the Receiver appointed by it whether or not appointing another in his place, and the Agent may also appoint another receiver if the Receiver resigns.

12.3.	The exclusion of any part of the Charged Property from the appointment of the Receiver shall not preclude the Agent from subsequently extending his appointment (or that of the Receiver replacing him) to that part.

12.4.	The Receiver shall, so far as the law permits, be the agent of the Company and (subject to the Act and the Companies Act 1963 to 2003) the Company shall be solely responsible for his acts and defaults and liable on any contracts or engagements made or entered into by him, and in no circumstances whatsoever shall the Agent, or any Secured Creditor be in any way responsible for any misconduct, negligence or default on the part of any Receiver. Notwithstanding the generality of the foregoing, such Receiver shall in the exercise of his powers, authorities and discretions conform to the regulations from time to time made and given by the Agent.

12.5.	The remuneration of the Receiver may be fixed by the Agent (and may be or include a commission calculated by reference to the gross amount of all money received or otherwise) and the restrictions in Section 24 (6) and (8) of the Act shall not apply but such remuneration shall be payable by the Company alone, and the amount of such remuneration may be debited by the Agent from any account of the Company, but shall, in any event, form part of the Secured Obligations and accordingly be secured on the Charged Property under the security created by this Deed.

12.6.	The Receiver may be invested by the Agent with such of the powers exercisable by the Agent under these presents as the Agent may think fit.

12.7.	The Receiver shall in the exercise of his powers conform to the regulations and directions from time to time made and given by the Agent.

12.8.	The Agent may from time to time and at any time require any such Receiver to give security for the due performance of his duties as such Receiver and may fix the nature and amount of the security to be so given but the Agent shall not be bound in any case to require any such security.

12.9.	Save so far as otherwise directed by the Agent all monies from time to time received by such Receiver shall be paid over to the Agent to be held by it on trust for and on behalf of the Secured Parties and applied in accordance with Clause 8.3.

12.10.	The Agent may pay over to such Receiver any monies constituting part of the Charged Property to the intent that the same may be applied for the purposes of this Deed by such Receiver and the Agent may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver.

12.11.	Section 24 (6) and (8) of the Act (application of monies received by receiver) shall not apply in relation to the Receiver.

13.	PROTECTION OF THIRD PARTIES

13.1.	The Secured Obligations shall become due for the purposes of Section 19 of the Act and the statutory powers of sale and of appointing a receiver which are conferred upon the Agent as varied and extended by this Deed and all other powers shall in favour of any purchaser be deemed to arise and be exercisable immediately after the execution of this Deed.

13.2.	No purchaser from or other person dealing with the Agent and/or the Receiver shall be concerned to enquire whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable, or whether the Secured Obligations remain outstanding, or whether any event has happened to authorise the Agent and/or the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title and position of such a purchaser or other persons shall not be impeachable by reference to any of those matters.

13.3.	The receipt of the Agent or the Receiver shall be an absolute and a conclusive discharge to a purchaser or such other person and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Agent or the Receiver or, if applicable, the Secured Parties.

14.	PROTECTION OF AGENT AND RECEIVER

14.1.	The Agent may act in relation to this Deed on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, banker, broker or other appropriate expert whether obtained by the Company, the Agent or otherwise and shall not be responsible for any loss occasioned by so acting.

14.2.	Notwithstanding any provision of this Deed or any other Transaction Document to the contrary, the Agent shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) whether or not foreseeable, even if the Agent has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust or otherwise; provided that this Clause 14.2 shall not be deemed to apply in the event of a determination of fraud or wilful default on the part of the Agent in a judgment by a court having jurisdiction.

14.3.	Neither the Agent, nor the Receiver, nor any Secured Creditor shall be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise, any of their respective powers, unless such loss or damage is caused by its or his gross negligence, wilful default or bad faith.

14.4.	The Agent shall accept without investigation, requisition or objection such right and title as the Company may have to the Charged Property and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Company to the Charged Property whether such defect or failure was known to the Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not.

14.5.	Neither the Agent nor the Receiver shall be under any obligation to insure any of the Charged Property or any certificate, note, bond or other evidence in respect thereof, or to require any other person to maintain any such insurance.

14.6.	Neither the Agent nor the Receiver shall be responsible for any loss occasioned to the Charged Property, however caused, unless such loss is occasioned by the gross negligence, wilful default or bad faith of the Agent or the Receiver respectively.

14.7.	Neither the Agent nor the Receiver shall be under any obligation to monitor or supervise the functions of the Company or any other person under any of the Transaction Documents and each of the Agent and the Receiver shall be and is hereby entitled and authorised to assume without enquiry, in the absence of knowledge or express notice to the contrary, that each of the Company and the other parties hereto and thereto is duly performing and observing all the covenants and provisions contained in the Transaction Documents relating to it and on its part to be performed and observed and that no event has happened which constitutes (and/or which, with the giving of notice and/or the lapse of time and/or the Agent making any relevant determination and/or issuing any relevant certificate, would constitute) an Event of Default.

14.8.	Neither the Agent nor the Receiver shall have any responsibility whatsoever to any other party hereto or as regards any deficiency which might arise because the Agent or the Receiver is subject to any tax in respect of the Charged Property or any part thereof or any income therefrom or any proceeds thereof.

14.9.	Without prejudice to the generality of the foregoing, entry into possession of the Charged Property shall not render the Agent or the Receiver liable to account as mortgagee or heritable creditor in possession or to be liable for any loss on realisation or for any default or omission on realisation or for any default or omission for which a mortgagee or heritable creditor in possession might be liable unless such loss, default or omission is caused by its gross negligence or wilful default; and if and whenever the Agent or the Receiver enters into possession of the Charged Property, it shall be entitled at any time at its pleasure to go out of such possession.

15.	FURTHER ASSURANCE AND POWER OF ATTORNEY

15.1.	If so requested by the Agent after the occurrence or declaration (as the case may be) of an Event of Default in accordance with Section 6 of the Receivables Funding Agreement, the Company shall execute in favour of the Agent such documents in relation to the Charged Property and give or join in giving such notice thereof to the relevant Charged Obligors, insurers and other persons, and all in such form as the Agent or the Receiver may require at the Company’s own cost.

15.2.	The Company further covenants with and undertakes to the Agent, and the Secured Parties, from time to time upon demand to execute, at the Company’s own cost, any document or to do any act or thing which the Agent or the Receiver may reasonably specify with a view to perfecting or improving any security created or intended to be created by or pursuant to this Deed or facilitating the exercise, or the proposed exercise of any of their powers, provided that this Clause 15.2 shall not extend to matters which are the subject of Clause 15.1.

15.3.	For good and valuable consideration, the Company irrevocably and as security for the interests of the Agent and every Receiver hereunder hereby appoints the Agent and every Receiver severally to be its attorney and its agent (with full power to appoint substitutes and to delegate, including power to authorise the person so appointed to make further appointments) on behalf of the Company and in its name or otherwise, to execute any document with power to date the same and to do any act or thing which the Agent or such Receiver (or such substitute or delegate) may, in its or his absolute discretion, consider appropriate in connection with the exercise of any of the powers of the Agent or the Receiver or which the Company is obliged to execute or do whether under these presents or otherwise; and, without prejudice to Clause 11.2(e) or to the generality of the Agent’s its power to appoint substitutes and to delegate, the Agent may appoint the Receiver as its substitute or delegate and any person appointed the substitute or delegate of the Agent shall, in connection with the exercise of the said power of attorney, be the agent of the Company.

15.4.	The Company hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Clause.

16.	OTHER SECURITY

16.1.	The security created hereby or pursuant hereto is in addition to, and shall neither be merged in, nor in any way exclude or prejudice, any other Security Interest, right of recourse or other right whatsoever which the Agent, or any Secured Party may now or at any time hereafter hold or have (or would apart from this security hold or have) as regards the Company or any other person in respect of the Secured Obligations.

16.2.	The restriction on consolidation of mortgages contained in Section 17 of the Act shall not apply in relation to the security created by this Deed.

16.3.	The powers which this Deed confers on each of the Agent, the Receiver, and the Secured Parties are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as it or he thinks appropriate; and it or he may, in connection with the exercise of its or his powers, join or concur with any person in any transaction, scheme or arrangement whatsoever, and the Company acknowledges that its or his respective powers shall in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

17.	WARRANTIES AND COVENANTS

17.1.	Save with the prior written consent of the Agent or as provided in or envisaged by these presents or any of the Transaction Documents, the Company hereby covenants with and represents, warrants and undertakes to the Agent, for itself and with the Secured Parties and with each of them, that:

(a)	the Charged Property is not the subject of any prior Security Interest;

(b)	it will not create or permit to exist upon or to affect any of the Charged Property any Security Interest whatsoever other than as created by this Deed;

(c)	it will not transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option, present or future, or right to acquire, any of the Charged Property or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so;

(d)	it shall ensure that save as permitted by these presents, no person other than the Company and the Agent shall have any equitable interest in the Charged Property;

(e)	it shall give such notices of assignment in relation to the Charged Property as may be required by the Agent in accordance with the terms of this Deed and the other Transaction Documents;

(f)	it shall not have an interest in any bank account other than the Blocked Accounts save as may be permitted by the Agent;

(g)	it shall, pursuant to Section 99 of the Companies Act 1963, lodge within 21 days a Form Cl with the Companies Registration Office in respect of the Security Interests created under this Deed and shall pay in a timely manner any stamp duty payable on or in connection with this Deed and the other Transaction Documents;

(h)	it shall not:

(i)	engage in any activity which is not, or hold any capital assets the holding of which is not, reasonably incidental to any of the activities which the Transaction Documents provide or envisage that the Company will engage in;

(ii)	open any account whatsoever with any bank or financial institution save where such account is immediately charged in favour of the Agent so as its forms part of the security;

(iii)	hold any shares or other interest in any company;

(iv)	act as a director of any company; or

(v)	have or form any subsidiaries (as defined in the Companies Act, 1963 (as amended) or subsidiary undertakings (as defined in the European Communities (Companies: Group Accounts) Regulation, 1992) of any nature or employees or premises;

(i)	it shall not pay any dividend or make any other distribution to its shareholders or issue any further shares except in accordance with the Transaction Documents;

(j)	it shall not create, incur or suffer to exist any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any obligation of any person;

(k)	it shall not consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

(l)	it shall not transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option over, any present or future right to acquire, any of its assets or undertaking or any interest, estate, right, title or benefit therein;

(m)	it shall not permit any of the Charged Obligation Documents or the priority of the security interests created thereby to be amended, invalidated, rendered ineffective, terminated or discharged, or consent to any variation of, or exercise of any powers of consent or waiver pursuant to the terms of the Receivables Funding Agreement, or permit any party to any of the Charged Obligation Documents or any other person whose obligations form part of the Security to be released from such obligations envisaged in the Transaction Documents;

(n)	it shall prepare its accounts in accordance with an accruals basis of accounting which conforms to normal accountancy practice, as followed in cases where such practice allows the use of such a basis, and which contains proper provision for allocating payments to the accounting period to which they relate;

(o)	it has been, and shall be, resident for tax purposes solely in, and has had, and shall have, its usual place of abode in Ireland; and

(p)	it has not done any of the things specified in paragraphs (h) or (l), whether prior to or following its execution of this Deed.

17.2.	If the Company for any reason fails to observe or punctually to perform any of its obligations to the Agent, whether under this Deed, the Receivables Funding Agreement, any of the Transaction Documents or otherwise, the Agent shall have power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Agent may (but shall not be obliged to do so), in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, the failure, but so that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Agent’s other rights under this Deed.

18.	APPLICATION TO COURT

The Agent may at any time after the giving of an Enforcement Notice apply to the Court for an order that the terms of this Deed or the trusts of these presents or any of them be carried into execution under the direction of the Court and for the appointment of a Receiver of the Charged Property or any part thereof and for any other order in relation to the administration of the terms of this Deed or the trusts of these presents or any of them as the Agent shall deem fit and it may assent to or approve any application to the Court made at the instance of any of the Secured Parties and shall be indemnified by the Company against all the costs, charges and expenses incurred by it in relation to any such applications or proceedings.

19.	MISCELLANEOUS

19.1.	No failure on the part of the Agent, and the Secured Parties to exercise, and no delay on its, or their, part in exercising, any right or remedy under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. Subject as provided herein to the contrary, the rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

19.2.	Any waiver and any consent by the Agent, and the Secured Parties under this Deed must be in writing and may be given subject to any conditions thought fit by the Agent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

19.3.	The Company will pay all stamp duties, filing and registration fees and other transaction taxes required in relation to or for the purpose of procuring the execution, validity, enforceability or carrying into effect of this Deed and the security created hereby and keep the Agent and the Secured Parties indemnified against any failure or delay in paying the same.

19.4.	No variation of this Deed shall be effective unless it is made as a deed and executed by (or by some person duly authorised by) each of the parties hereto.

20.	NOTICES

Any notices to be given pursuant to this Agreement or to any of the parties shall be sufficiently served if sent by prepaid post or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when dispatched or (in the case of post) when it would be received in the ordinary course of the post and shall be sent:

If to the Company:

Donegal Receivables Purchasing Limited

5 Harbourmaster Place

IFSC

Dublin 1, Ireland

If to the Agent:

Rabobank International

Thames Court

One Queenhithe

London

EC4V 3RL

England

or to such other address or facsimile number as may from time to time be notified by any party to the other by written notice in accordance with the provisions of this Clause 20.

21.	LIMITED RECOURSE

21.1.	Each of the Agent and the Secured Parties acknowledges that the obligations and liabilities of the Company under this Deed are limited to the proceeds of enforcement of the Security. If upon enforcement of the Security Interests the amount available from the amount realised from the Security Interests, after such amount has been applied in accordance with Clause 8.3, is less than the amount due to the Agent, or, as the case may be, any Secured Party under this Deed any claim in respect of such shortfall shall be extinguished.

21.2.	Neither the Agent nor any Secured Party shall be entitled to institute against the Company any bankruptcy, reorganisation, arrangement, examination, insolvency or liquidation proceedings or other proceedings under any applicable bankruptcy or similar law in connection with any obligations of the Company under this Deed, save for lodging a claim in the liquidation of the Company which is initiated by any other person.

21.3.	This Deed is a corporate obligation of the Company and no liability shall attach to, or be incurred by, the shareholders, officers, agents, or directors of the Company as such, or any of them, under or by reason of any of the obligations, covenants and agreements of the Company contained in this Deed, or implied therefrom, and any and all personal liability for breach by the Company of any of such obligations, covenants or agreements, either at law or by statute or certification, of every such shareholder, officer, agent or director is hereby expressly waived.

22.	PERPETUITY PERIOD

The perpetuity period applicable to this Deed under the rule against perpetuities shall be the period ending twenty years after the death of the last survivor of the descendants living at the date of this Deed of His Britannic Majesty King George V and every power, authority or discretion to which the said rule applies which is conferred upon the Agent or any other person by this Deed shall only be exercisable during such period.

23.	GOVERNING LAW

23.1.	This Deed is governed by, and shall be construed in accordance with Irish law; provided that, notwithstanding anything herein to the contrary, Clause 3 insofar as it relates to Antilles Receivables is governed by Netherlands Antilles law and Clause 4 insofar as it relates to German Receivables is governed by German law.

23.2.	The parties hereto irrevocably submit to the non-exclusive jurisdiction of the Courts of Ireland.

23.3.	Nothing in this Clause 23 shall prevent the Agent from taking proceedings in any other courts with jurisdiction. To the extent allowed by law, the Agent may take concurrent proceedings in a number of jurisdictions.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be executed and delivered on the day and year first before written.

PRESENT WHEN THE COMMON SEAL OF by DONEGAL RECEIVABLES PURCHASING LIMITED as the Company WAS AFFIXED HERETO

Signature:	/s/ P. Connor

Name:	P. Connor

EXECUTED AND DELIVERED by

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as Agent

By:	/s/ Sarah B Mason	By:	/s/ Alan Cameron

Name:	Sarah B Mason	Name:	ALAN CAMERON
Title:	Executive Director	Title:	MANAGING DIRECTOR

Deed of Charge and Assignment

S-1

SCHEDULE 1

Notification in Respect of

Charged Obligation Documents

From:	Donegal Receivables Purchasing Limited

cc:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch

To:	[Each Charged Obligor]

Dated:	[—] 2004

Dear Sirs,

1.	We hereby give you notice that pursuant to a Deed of Charge and Assignment entered into by us in favour of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, as agent dated September 28, 2004 (the “Deed of Charge and Assignment”) (a copy of which is attached hereto) we have assigned to the Agent all our rights, title, interest and benefit present and future in and to the following agreements:

(a)	the Receivables Funding Agreement;

(b)	the Liquidity Agreement;

(c)	the Parent Undertaking Agreement;

(d)	the Subordinated Loan Agreement;

(e)	the Servicing Agreement;

(f)	the Deed of Release and Termination dated September 28, 2004, by and between the Purchaser, Donegal Receivables Funding Limited, Kitty Hawk Funding Corporation, the Agent, MAI, the Subordinated Lender and other parties thereto;

(g)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Agan Aroma and Fine Chemicals, Ltd;

(h)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Agan Chemical Marketing, Ltd;

(i)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Agan Chemical Manufacturers, Ltd;

(j)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Chemical Works, Ltd;

Deed of Charge and Assignment

S-1

(k)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Prizma Industrial, Ltd;

(l)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Quena Plant Protection N.V.;

(m)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Irvita Plant Protection N.V.;

(n)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Celsius Property B.V. trading through Irvita Plant Protection, its Netherlands Antilles branch;

(o)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Fahrenheit Holdings B.V. trading through Quena Plant Protection, its Netherlands Antilles branch;

(p)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Aragonesas Agro S.A.;

(q)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Agan Espana S.A.;

(r)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Agan of North America, Inc.;

(s)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim Agan France;

(t)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Feinchemie Schebda GmbH;

(u)	the Purchase and Sale Agreement dated September 28, 2004 between the Purchaser and Makhteshim-Agan (UK) Limited;

(v)	the Blocked Account Agreement dated September 28, 2004, between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Bank Leumi Le Israel BM;

(w)	the Blocked Account Agreement dated on or about September 28, 2004, between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (trading as Rabobank International), London Branch and Banco Sabadell;

(x)	the Blocked Account Agreement dated on or about September 28, 2004, between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (trading as Rabobank International), London Branch and La Caixa;

2

(y)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (trading as Rabobank International), London Branch and Banesto;

(z)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (trading as Rabobank International), London Branch and Banco Bilbao Vizcaya Argentina;

(aa)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and ING Bank N.V. Curacao Branch;

(bb)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Bank Leumi USA;

(cc)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Bank Leumi (UK) plc;

(dd)	the Blocked Account Agreement dated September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch and Dresdner Bank; and

(ee)	the Blocked Account Agreement dated on or about September 28, 2004 between the Purchaser, MAI, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (trading as Rabobank International), London Branch and Société Générale.

2.	Words and expressions defined in the Deed of Charge and Assignment shall have the same meaning when used in this Notice of Assignment.

3.	Please note that the Agent has been irrevocably appointed by us as our true and lawful attorney to do, inter alia, all acts and things which we could do and to act in relation to the administration or enforcement or attempted enforcement of the Charged Obligation Documents and you are required to follow all instructions that the Agent may give to you in accordance with the terms of the Deed of Charge and Assignment.

4.	We hereby irrevocably authorise and instruct you:

a.	to disclose to the Agent without any reference to or further authority from us and without enquiry by you as to the justification for such disclosure, such information relating to the Charged Obligation Documents to which you are a Party and the sums therein as the Agent may from time to time, request;

3

b.	to pay or release all of any part of the sums from time to time payable to us pursuant to the Charged Obligation Documents to which you are a party in accordance with the written instructions of the Agent at any time or times; and

c.	to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to the Charged Obligation Documents to which you are a Party, which you receive at any time from the Agent without any reference to or further authority from us and without any enquiry by you as to justification for a validity of such notice or instruction.

5.	Please note that these instructions may not be revoked or varied without the prior written consent of the Agent.

6.	This letter is governed by Irish law.

7.	Would you please confirm your agreement to the above in writing to the Agent with a copy to us.

Date:

Yours faithfully

For and on behalf of
DONEGAL RECEIVABLES PURCHASING LIMITED

4

SCHEDULE 2

Notice of Assignment of Blocked Accounts

To:	[Each Blocked Account Bank]

From:	Donegal Receivables Purchasing Limited

cc:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch

Dated:	[—]

Dear Sirs,

1.	We hereby give you notice that by a Deed of Charge and Assignment dated September 28, 2004 (a copy of which is attached hereto) (the “Deed of Charge and Assignment”), we have assigned in favour of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch (the “Agent”) as agent, all our right, title, benefit and interest, present and future, in and to and under each Blocked Account and all sums of money which may be or hereafter are from time to time standing to the credit of each Blocked Account together with, all interest accruing from time to time thereon, and the debts represented thereby, the benefit of all covenants relating thereto and all powers and remedies for enforcing the same to the Agent absolutely for the Agent itself and on trust for the Secured Parties (as defined in the Deed of Charge and Assignment).

2.	Words and expressions defined in the Deed of Charge and Assignment shall have the same meaning when used in this Notice of Assignment.

3.	Please note that the Agent has been irrevocably appointed by us as our true and lawful attorney to do, inter alia, all acts and things which we could do and to act in relation to the administration or enforcement or attempted enforcement of the Deed and you are required to follow all instructions that the Agent may give to you in accordance with the terms of the Deed.

4.	We hereby irrevocably authorise and instruct you:

a.	to disclose to the Agent without any reference to or further authority from us and without enquiry by you as to the justification for such disclosure, such information relating to each Blocked Account with you and the sums therein as the Agent may at any time and from time to time, request;

b.	to hold all sums from time to time standing to the credit of each Blocked Account with you to the order of the Agent;

c.	to pay and release all or any part of the sums from time to time standing to the credit of each Blocked Account with you in accordance with the written instructions of the Agent at any time or times; and

d.	to comply with the terms of the written notice or instructions in any way relating to, or purporting to relate to the Deed of Charge and Assignment, the sum standing to the credit of each Blocked Account with you from time to time or the debts represented thereby which you receive at any time from the Agent without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instructions.

5.	Please note that we are not permitted to withdraw any amount from each Blocked Account without the prior written consent of the Agent.

6.	Please also note that these instructions are not to be revoked or varied without the prior written consent of the Agent.

7.	This letter is governed by Irish law.

8.	Would you please confirm your agreement to the above in writing to the Agent with a copy to us.

Date:

Yours faithfully

For and on behalf of
DONEGAL RECEIVABLES PURCHASING LIMITED

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